Exhibit 99.1

Argus Controls and urban-gro Renew Strategic Agreement

FOR IMMEDIATE RELEASE

Vancouver BC, Canada, December 16, 2019. Argus Control Systems Ltd. (“Argus Controls”), based in Surrey BC, Canada and urban-gro, Inc. (“urban-gro”) (OTCQX: UGRO) based in Lafayette, CO, USA together announced today the renewal of a multi-year strategic agreement to provide cannabis cultivators in North America with industry-leading, plant-centric solutions for environmental control, automation and nutrient management.

Having already worked together on over 50 projects, the extended agreement continues to demonstrate both companies’ commitment to client success through early and ongoing collaboration with cannabis cultivators throughout their project lifecycles. “urban-gro is well-recognized in the cannabis market for its design and integration of best-in-class technologies and equipment for cultivation,” said Michael Heaven, Vice President and General Manager of Argus Controls. “By working closely with urban-gro on these projects - from initial scoping and design, right through manufacturing, installation, commissioning and long-term service and support, we are able to deliver the best possible solution and ensure client success.”

Heaven continued, “Our clients are at the center of our strategic agreement with urban-gro. Argus Controls is investing in resources that will directly support projects with urban-gro and ease the transition from installation to operation for our clients. Further, we are increasing training of our broader reseller network so that we can provide enhanced regional support for our projects with urban-gro.”

Bradley Nattrass, urban-gro’s Co-Founder, Chairman, and Chief Executive Officer, commented on the strategic agreement between the two companies, “Our objective is to be the industry’s leading provider of engineering design services and integrator of complex environmental equipment systems for indoor cannabis cultivation facilities. As such, we are excited to grow our relationship with Argus Controls and offer the controls system solutions that best meets the needs of our clients in North America”.

About Argus Control Systems, Ltd.

Argus Controls is the North American leader in the design and supply of advanced environmental control systems, automation and nutrient management for the commercial horticulture, biotechnology and plant research industries. Its clients include universities, agriculture biotech companies, government agencies and a full range of commercial growers, including regulated cannabis. Argus Controls is owned by Conviron, the world’s largest designer and supplier of plant growth chambers and rooms used by clients around the globe working on plant-based solutions to the challenges of food security, environmental protection and human health.

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Learn more at www.arguscontrols.com

Contact:

Michael Heaven, VP and General Manager

Argus Controls

mheaven@arguscontrols.com

P (604) 538-3531 or (800) 667-2090

About urban-gro, Inc.

urban-gro, Inc. (OTCQX: UGRO) is a leading engineering design services firm and systems integrator that is focused on serving commercial cultivators around the world. By combining its four business platforms — engineering design solutions, systems integration, recurring services and cultivation optimization solutions, and technology — urban-gro provides end-to-end integrated solutions for today’s commercial cannabis cultivators for the life of their grow. Visit www.urban-gro.com to learn more.

Safe Harbor Statement

This press release may contain forward looking statements which are based on current expectations, forecasts, and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially from those anticipated or expected, including statements related to the amount and timing of expected revenues and any payment of dividends related to our financial performance, expected income, distributions, and future growth for upcoming quarterly and annual periods. These risks and uncertainties are further defined in filings and reports by us with the U.S. Securities and Exchange Commission (SEC). Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors detailed from time to time in our filings with the Securities and Exchange Commission. Among other matters, we not be able to sustain growth or achieve profitability based upon many factors including, but not limited to, general market conditions. Reference is hereby made to cautionary statements set forth in our most recent SEC filings. We have incurred and will continue to incur significant expenses in our expansion of our existing and new service lines, noting there is no assurance that we will generate enough revenues to offset those costs in both the near and long term.  Additional service offerings may expose us to additional legal and regulatory costs and unknown exposure(s) based upon the various geopolitical locations where we will be providing services, the impact of which cannot be predicted at this time.

For inquiries, please contact:

Investor Relations Contact:
Phil Carlson

KCSA Strategic Communications

Email: pcarlson@kcsa.com

Phone: (212) 896-1233

Media Contact:
Anne Graf

KCSA Strategic Communications

Email: agraf@kcsa.com

Phone: (786) 390-2644

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